UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 6, 2006

FOLDERA, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	033-118799	20-0375035
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17011 Beach Blvd. 92647
Huntington Beach, CA (Zip Code)
(Address of principal executive offices)

Registrant's telephone number, including area code: (714) 766-8700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR  240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR  240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(d) On December 6, 2006, Simon Aspinall and Danilo Cacciamatta, CPA, were elected to our Board of Directors, effective immediately.

Mr. Aspinall has been employed by Cicso Systems, Inc. for more than the past five years. He is currently the Senior Director of the Cisco Internet Business Solutions Group (IBSG) Mobile organization worldwide, where he leads a team that is responsible for driving, identifying and developing new business opportunities with mobile operators, linking the mobile, service provider and business sectors. Since its inception, the IBSG Mobile team has built relationships with 80 percent of the leading operators in the U.S., Europe, and Asia-Pacific. Aspinall has held a number of senior management roles at Cisco, leading the European field operations team with responsibility for new business solutions, Cisco Powered Networks marketing, service consulting, business consulting and market intelligence for the European telecommunications business.

Before Cisco, Aspinall spent eight years at Mercer Management Consulting, a firm providing management, financial, and marketing consultancy to the worldwide telecommunications sector. He was also the founder and non-executive director of an Internet incubator with operations in five countries. He holds an MBA (Insead) and a master’s degree in engineering and computing science from Oxford University.

Mr. Cacciamatta has been the Chief Executive Officer of Cacciamatta Accountancy Corporation, a Public Company Accounting Oversight Board registered firm, for more than the past five years. Prior to forming that firm, Mr. Cacciamatta was employed by KPMG Peat Marwick from 1972 to 1988 in a variety of positions, including audit partner from 1980 to 1988. Mr. Cacciamatta has served as a Director of California First National Bancorp since June 2001 and is a member of the American Institute of Certified Public Accountants and the California Society of Certified Public Accountants. Mr. Cacciamatta received a B.A. degree from Pomona College and an M.B.A. degree from the University of California at Riverside.

Also on December 6, 2006, our Board of Directors voted to establish three new committees: the Audit Committee, the Compensation Committee and the Nominations and Corporate Governance Committee. Messrs. Cacciamatta (Chair) and Aspinall were appointed to the Audit Committee, Messrs. Aspinall (Chair), Cacciamatta and J. Michael Arrington were appointed to the Compensation Committee, and Mr. Arrington will chair the Nominations and Corporate Governance Committee.

We issued a press release on December 12, 2006, announcing the appointment of Messrs. Aspinall and Cacciamatta to our Board of Directors and the formation of the committees, a copy of which is included as Exhibit 99.1 to this report and is incorporated herein by reference. Each of the charters for the Audit, Compensation and Nominations and Corporate Governance Committees is included as Exhibits 99.2, 99.3 and 99.4 to this report and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release of Foldera, Inc., issued on December 12, 2006.

99.2	Audit Committee Charter

99.3	Compensation Committee Charter

99.4	Nominations and Corporate Governance Committee Charter

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOLDERA, INC.

Date: December 12, 2006	By:	/s/ Reid Dabney
Reid Dabney
Senior Vice President and Chief Financial Officer